Contacts:	Progenics Pharmaceuticals, Inc.: Dory A. Kurowski Director, Corporate Affairs (914) 789-2818 dkurowski@progenics.com Media Contact: Aline Schimmel WCG (312) 646-6295 aschimmel@wcgworld.com

PROGENICS PHASE 1 PSMA ADC STUDY PRESENTED IN NEW “TRIALS IN PROGRESS” POSTER SESSION AT ASCO ANNUAL MEETING

Tarrytown, NY and Chicago, IL, June 7, 2010 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today presented the design and rationale of an ongoing phase 1 trial of its prostate-specific membrane antigen antibody drug conjugate (PSMA ADC) therapy at the 2010 Annual Meeting of the American Society of Clinical Oncology (ASCO). This phase 1 trial is assessing the safety, tolerability and initial clinical activity of progressively increasing doses of PSMA ADC in patients with progressive, metastatic, hormone-refractory prostate cancer following prior taxane chemotherapy. The results would be used to determine dosing for further evaluation in phase 2 clinical testing.

The poster, entitled, “First-in-human phase 1 trial of prostate-specific membrane antigen antibody drug conjugate (PSMA ADC) in taxane-refractory prostate cancer” will be presented on Monday, June 7 from 8:00 a.m. to 12:00 p.m. Central Time. The “Trials in Progress” Poster Session is designed to facilitate communication among current and potential investigators about ongoing clinical trials and provides background of the science behind an ongoing trial highlighting trial design and enrollment of subjects (outcomes data or results are prohibited from presentation).

About PSMA ADC

PSMA is a protein that is a validated biomarker of prostate cancer; it is expressed on the surface of prostate cancer cells as well as on blood vessels supplying other solid tumors. PSMA ADC combines a fully human monoclonal antibody selectively targeted to PSMA linked to a chemotherapeutic drug.  Using technology licensed from Seattle Genetics, Inc. (Nasdaq: SGEN), the PSMA antibody is linked to monomethyl auristatin E, a chemotherapeutic drug that inhibits cell proliferation by disrupting the cellular "backbone" (i.e., microtubules) required for replication. The resultant antibody-drug conjugate attaches to the PSMA protein on the surface of prostate cancer cells and is designed to:

–  internalize the antibody-drug conjugate into the cancer cell;
–  release active anti-cancer drug; and
–	destroy the malignant cell.

Unlike traditional chemotherapy, PSMA ADC is designed to deliver the drug selectively to prostate cancer cells by targeting PSMA. In pre-clinical studies, PSMA ADC exhibited a high level of tumor-specific activity.

About Prostate Cancer

Prostate cancer is the most common form of cancer affecting men in the United States and is the second leading cause of cancer deaths among men each year. The American Cancer Society estimated that 192,280 new cases of prostate cancer were diagnosed in 2009 and that 27,360 men died from the disease nationwide.

About Progenics

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward supportive care, oncology and virology. Progenics is developing RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation. RELISTOR is now approved in over 40 countries, including the U.S., Canada, the European Union, Latin America countries and Australia. Progenics is pursuing strategic alternatives for RELISTOR, including licensing, collaboration, strategic alliances and U.S. commercialization or co-promotion, following termination of its 2005 collaboration with Wyeth Pharmaceuticals, which is continuing manufacturing, sales, marketing, and certain development and regulatory activities for RELISTOR during the transition. Ono Pharmaceutical Co., Ltd. has an exclusive license from Progenics for development and commercialization of subcutaneous RELISTOR in Japan. In oncology, the Company is conducting a phase 1 clinical trial of PSMA ADC, a human monoclonal antibody-drug conjugate for the treatment of prostate cancer. PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. In virology, Progenics is also developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody which binds to co-receptor CCR5 to inhibit human immunodeficiency virus (HIV) infection. PRO 140 is currently in phase 2 clinical testing. Other early-stage clinical or research programs include phase 1 clinical trials with vaccines designed to treat prostate cancer by stimulating an immune response to PSMA in immunized subjects; identifying novel multiplex PI3-Kinase inhibitors as a potential strategy to combat some of the most aggressive forms of cancer; identifying novel inhibitors of HCV entry; and developing monoclonal antibodies against toxins produced by the bacterium Clostridium difficile (C.difficile).

PROGENICS DISCLOSURE NOTICE: This document contains statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When we use the words "anticipates," "plans," "expects" and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development might reduce the commercial potential of our products; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies, including risks from market forces and trends; potential product liability; intellectual property, litigation, environmental and other risks; the risk that we may not be able to enter into favorable collaboration or other relationships or that existing or future relationships may not proceed as planned; the risk that current and pending patent protection for our products may be invalid, unenforceable or challenged, or fail to provide adequate market exclusivity, or that our rights to in-licensed intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest and currency exchange-rate fluctuations and the availability of capital; changes in generally accepted accounting principles; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. In particular, we cannot assure you that RELISTOR will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

We do not have a policy of updating or revising forward-looking statements and we assume no obligation to update any statements as a result of new information or future events or developments. It should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

Editors Note:

For more information, please visit www.progenics.com.